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                        [GRANT THORNTON SpA LETTERHEAD]










                                                      Milan, September 9, 1998




                                          Mackie Designs Inc.
                                          16220 Wood-Red Road, N.E.
                                          Woodinville, Washington 98072



Dear Mackie Designs,

We consent to the inclusion of our report dated March 27, 1998 with respect to the combined balance sheet of Radio Cine Forniture S.p.A. as of December 31, 1997 and December 31, 1996 and the related combined statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1997, and December 31, 1996 which report appears in the Form 8-K/A of Mackie Designs Inc. dated September 12, 1998.

Sincerely,




/s/ Carlo Andreis
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Carlo Andreis
GRANT THORNTON S.p.A. (Italy)